As filed with the Securities and Exchange Commission on December 15, 2020
Registration No. 333-167385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4623678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

First Solar, Inc. Associate Stock Purchase Plan
(Full title of the plan)

Mark R. Widmar
Chief Executive Officer
First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
(602) 414-9300
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street, Suite 1900
Phoenix, Arizona 85004
(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐
Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

First Solar, Inc., a Delaware corporation (the “Company”), is filing this post-effective amendment to deregister the securities originally registered under the Registration Statement on Form S-8 (Registration No. 333-167385) that the Company filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2010 (the “2010 Registration Statement”). The 2010 Registration Statement registered the potential issuance of 1,500,000 shares of the Company’s common stock under the First Solar, Inc. Associate Stock Purchase Plan (the “Plan”).

Effective as of May 14, 2020, the Plan was terminated. Accordingly, and because no future issuances of the Company’s common stock will occur under the Plan, the Company hereby deregisters all unissued shares of the Company’s common stock formerly registered for issuance under the 2010 Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
24.1
Powers of Attorney (included as part of the signature page to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-167385) filed with the Commission on May 26, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the 2010 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on December 15, 2020.

FIRST SOLAR, INC.

By:	/s/ ALEXANDER R. BRADLEY
Name:	Alexander R. Bradley
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the 2010 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK R. WIDMAR	Chief Executive Officer and Director	December 15, 2020
Mark R. Widmar

/s/ ALEXANDER R. BRADLEY	Chief Financial Officer	December 15, 2020
Alexander R. Bradley

/s/ BYRON JEFFERS	Chief Accounting Officer	December 15, 2020
Byron Jeffers

*	Chairman of the Board of Directors	December 15, 2020
Michael J. Ahearn

*	Director	December 15, 2020
Sharon L. Allen

*	Director	December 15, 2020
Richard D. Chapman

*	Director	December 15, 2020
George A. Hambro

*	Director	December 15, 2020
Craig Kennedy

*	Director	December 15, 2020
William J. Post

*	Director	December 15, 2020
Paul H. Stebbins

*	Director	December 15, 2020
Michael Sweeney

*By: /s/ MARK R. WIDMAR
Mark R. Widmar Attorney-in-fact

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